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                                  EXHIBIT 23




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                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
Tambrands Inc.:

We consent to incorporation by reference in the registration statement (No. 33-36746) on Form S-8 of Tambrands Inc. of our report dated December 21, 1994 relating to the statements of assets available for distribution of the Tambrands Inc. Savings Plan as of June 30, 1994 and 1993, and the related statements of changes in assets available for distribution for the years then ended, and the related supplemental schedules of investments at June 30, 1994 and 5% reportable transactions for the year ended June 30, 1994, which report appears in the June 30, 1994 annual report on Form 11-K of Tambrands Inc.


                                             /s/KPMG Peat Marwick LLP
                                             ------------------------
                                                KPMG Peat Marwick LLP

Stamford, Connecticut
December 21, 1994